UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 26, 2004

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-9143                                        35-1150732
(Commission File Number)   (IRS Employer Identification No.)

                                    One Technology Way
                        Indianapolis, Indiana   46268
                                                                                        (Address of Principal Executive Offices)                                                                 (Zip Code)

(317) 293-5309
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On October 26, 2004, Hurco Companies, Inc. (the "Registrant") and its U.K. subsidiary amended their respective credit facilities. As a result of these amendments, the facilities, among other things, will be extended until January 31, 2008 and will no longer be secured. A copy of the amendment is filed as an exhibit hereto and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure

On November 1, 2004, the Registrant issued a press release announcing the events described in Item 1.01. The press release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01. The press release is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Registrant.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

10.1	First Amendment to Third Amended and Restated Credit Agreement dated October 26, 2004 between the Registrant and Bank One, NA.

10.2	Supplemental Facility Agreement to Revolving Credit Facility and Overdraft Facility dated October 26, 2004 between Hurco Europe Limited and Bank One, NA.

99.1	Press Release, dated November 1, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2004

HURCO COMPANIES, INC.

By:_/s/ Roger J. Wolf___________
Roger J. Wolf, Senior Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.                Description

10.1    First Amendment to Third Amended and Restated Credit Agreement dated October 26, 2004 between the Registrant and Bank One, NA.

10.2    Supplemental Facility Agreement to Revolving Credit Facility and Overdraft Facility dated October 26, 2004 between Hurco Europe Limited and Bank One, NA.

99.1    Press Release, dated November 1, 2004.